UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 16, 2008
MannKind Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50865 (Commission File Number)	13-3607736 (IRS Employer Identification No.)

28903 North Avenue Paine		91355
Valencia, California		(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (661) 775-5300
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 16, 2008, MannKind Corporation (the “Company”) announced that Matthew J. Pfeffer, 50, has been appointed to the position of Corporate Vice President and Chief Financial Officer effective as of April 21, 2008. Mr. Pfeffer has over 25 years of financial management experience, having served most recently as Chief Financial Officer and Senior Vice President of Finance and Administration of VaxGen, Inc., a biopharmaceutical company focused on human infectious diseases, from March 2006 until April 2008. Mr. Pfeffer served as Chief Financial Officer of Cell Genesys, Inc., a biotechnology company focused on cancer, from 1998 until May 2005. In connection with the commencement of his employment, the Company will enter into an Executive Severance Agreement and a Change of Control Agreement with Mr. Pfeffer in the forms of such agreements utilized for other executive officers of the Company.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION
By:	/s/ David Thomson
	Name:	David Thomson, Ph.D., J.D.
	Title:	Corporate Vice President, General Counsel and Secretary

Dated: April 16, 2008